Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on October 27, 2005

NCR Reports Third-Quarter 2005 Results

•	Teradata Data Warehousing delivers 16 percent revenue growth
•	Financial Self Service generates 17 percent operating margin
•	Customer Services operating margin improves 4 percentage points
•	More than 50 percent increase in year-to-date cash generated from operations

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today reported earnings of $1.18 per share and revenue of $1.50 billion for the quarter ended Sept. 30, 2005. The 3 percent revenue increase from the third quarter of 2004 was benefited by 1 percentage point from currency fluctuations. Revenue comparisons for each of NCR’s businesses were benefited by approximately 1 percentage point.

NCR reported third-quarter net income of $222 million, or $1.18 per share. This included the benefit of $137 million from the favorable settlement of prior-year tax audits. Excluding the tax item, NCR generated $85 million of net income, or $0.45 per share.(1)

“I want to congratulate the NCR employees on their successful delivery of a very strong quarter which resulted in significant earnings expansion,” said Bill Nuti, chief executive officer of NCR. “Key drivers of our performance included higher-than-expected revenue growth and profitability in our Teradata Data Warehousing business, substantial profit improvement from the second quarter in our Financial Self Service business, continued margin improvement in our Customer Services business, and ongoing success in delivering on our multi-year profit improvement plan.”

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Operating Segment Results(2)

Teradata Data Warehousing

NCR’s Teradata Data Warehousing segment reported third-quarter revenue of $361 million, up 16 percent from the third quarter of 2004. Demand for Teradata’s market-leading technology resulted in some customer purchases occurring earlier than previously expected.

Operating income of $72 million increased 71 percent from the prior-year period. Operating margin increased 7 percentage points to 20 percent. The increase in profitability was due to higher volume and increased profitability from support services.

Financial Self Service (ATMs)

The Financial Self Service segment generated third-quarter revenue of $349 million, up 3 percent from a very strong year-ago period.

Operating income of $60 million was down slightly from $63 million generated in the strong third quarter of 2004, primarily due to lower product margins caused by competitive pricing pressure.

Retail Store Automation

Retail Store Automation revenue of $209 million was down 4 percent from the third quarter of 2004.

Retail Store Automation operating profit of $9 million was down from $11 million in the third quarter of 2004, largely due to lower revenue.

Customer Services

Customer Services revenue was down 4 percent to $451 million due to the company’s strategy to reduce revenues associated with third-party products. Structural changes being made to optimize efficiency resulted in a $17 million improvement in operating income from the third quarter of 2004.

Non-Operating Items

Other Expense was $2 million in the third quarter of 2005, unchanged from the $2 million reported in the prior-year period.

The company’s third-quarter results included a non-cash $137 million tax benefit from the favorable settlement of prior-year tax audits. Excluding the tax benefit, the company’s tax rate was 22 percent in the quarter.

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Cash Flow

NCR’s cash from operations increased to $162 million from $151 million in the third quarter of 2004. Capital expenditures in the third quarter of 2005 were $61 million, compared to $71 million of capital expenditures in the year-ago period. NCR generated $101 million of free cash flow (cash from operations less capital expenditures) in the third quarter of 2005 versus $80 million in the year-ago period.(3)

Assuming approximately $235 million of capital expenditures, NCR is increasing its expectation for free cash flow to a range of $280 million to $300 million in 2005. This compares to the company’s prior free cash flow expectation of $240 million to $250 million.

	For the Period Ended September 30
	Three Months		Nine Months
	2005	2004	2005	2004
Cash provided by operating activities (GAAP)(3)	$162	$151	$368	$241
Less capital expenditures for:
Net expenditures for reworkable service parts	(23)	(26)	(66)	(65)
Expenditures for property, plant and equipment	(18)	(22)	(50)	(55)
Additions to capitalized software	(20)	(23)	(57)	(63)

Total capital expenditures	(61)	(71)	(173)	(183)

Free cash flow (non-GAAP measure)(3)	$101	$80	$195	$58

Balance Sheet

NCR ended the third quarter with $740 million in cash, cash equivalents and short-term investments, an increase from the $724 million cash balance on June 30, 2005. NCR’s cash balance increased due to free cash flow generation and proceeds from employee stock plans exceeding net cash used for share repurchases.

NCR repurchased approximately 3 million shares of NCR common stock for approximately $102 million during the third quarter. The company’s board of directors authorized an additional $500 million share-repurchase program at its regularly scheduled board meeting on Oct. 26, 2005. The company now has approximately $554 million authorized for future share repurchases.

As of Sept. 30, 2005, NCR had short- and long-term debt of $308 million, unchanged from June 30, 2005.

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Outlook

For the full year, total revenue is expected to be flat compared to 2004. Including the net benefit of non-operational items, NCR expects its GAAP earnings per share to be $2.52 to $2.57. Excluding the net benefit of the non-operational items, NCR expects 2005 earnings per share in the $1.52 to $1.57 range.(1)

2005 Full-Year Guidance
Year-over-year revenue growth:
Total NCR	Flat
Teradata Data Warehousing	7 – 8%
Financial Self Service (ATMs)	0 – 2%
Retail Store Automation	(2 – 3)%
Customer Services	(5 – 6)%

Earnings per share – GAAP	$2.52 - $2.57
Earnings per share – Non-GAAP(1)	$1.52 - $1.57

Reconciliation of GAAP to Non-GAAP Measures(1)

	Q3 2005 Actual	Q3 2004 Actual	FY 2005 Forecast	FY 2004 Actual
Earnings Per Share (GAAP)	$1.18	$0.23	$2.52-$ 2.57	$1.51
Benefit from the resolution of prior-year tax audits	0.73	—	1.06	0.44
Early retirement-related pension expense	—	—	(0.08)	—
Net gains from real estate transactions	—	—	0.06	0.05
Net effect of other non-operational items in 2005(4)	—	—	(0.04)	—
Benefit of other non-operational items in 2004(5)	—	—	—	0.07

Adjusted Earnings Per Share (Non-GAAP)	$0.45	$0.23	$1.52-$1.57	$0.95

2005 Third-Quarter Earnings Conference Call

NCR’s senior management will discuss the company’s third-quarter results during a conference call today at 10:00 a.m. (ET). Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s 2005 third-quarter operating results is also available on NCR’s Web site.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses and ATMs, retail systems and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,500 people worldwide.

# # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures found in this release are useful for investors.

(1)	NCR’s management looks at the company’s earnings-per-share results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses its earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. This non-GAAP measure should not be considered as a substitute for or superior to earnings per share determined in accordance with GAAP.

(2)	The operating segment results discussed in this earnings release exclude the impact of $31 million of pension expense in the third quarter of 2005 and $38 million of pension expense in the third quarter of 2004. When evaluating the year-over-year performance of and making decisions regarding its operating segments, NCR excludes the effect of pension expense/income. Schedule B, included in this earnings release, reconciles total “Income from operations excluding pension expense/income” for all of the company’s operating segments to “Total income from operations” for the company.

(3)	Service parts, property, plant and equipment and additions to capitalized software. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP, or as a proxy for cash flow available for discretionary spending.

(4)	Included in the first-quarter results was a $0.05 per-share charge to decrease the value of an equity investment which was partially offset by a $0.03 per-share benefit from the reduction of previously estimated accruals for purchased goods and services. The second quarter included a $0.02 charge related to the multi-year funding of NCR’s charitable foundation.

(5)	Items include the benefit of $0.01 from the receipt of an acquisition break-up fee, a $0.04 benefit from the release of a reserve held for exiting countries in the Middle East and Africa region and a $0.02 benefit from the recovery of a non-trade receivable which was previously reserved.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by the company and the recent change in the company’s chief executive officer position; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) such as the future impact of expensing stock options and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended September 30
	Three Months		Nine Months
	2005	2004	2005	2004
Revenue
Products	$806	$762	$2,246	$2,151
Services	692	692	2,065	2,045

Total revenue	1,498	1,454	4,311	4,196

Cost of products	512	489	1,445	1,377
Cost of services	550	570	1,663	1,709

Total gross margin	436	395	1,203	1,110
% of Revenue	29.1%	27.2%	27.9%	26.5%

Selling, general and administrative expenses	267	278	790	832
Research and development expenses	57	58	174	174

Income from operations	112	59	239	104
% of Revenue	7.5%	4.1%	5.5%	2.5%
Other expense, net	2	2	10	2

Income before income taxes	110	57	229	102
% of Revenue	7.3%	3.9%	5.3%	2.4%

Income tax (benefit) expense	(112)	13	(150)	(59)

Net income	$222	$44	$379	$161

% of Revenue	14.8%	3.0%	8.8%	3.8%

Net income per common share
Basic	$1.20	$0.24	$2.04	$0.86

Diluted	$1.18	$0.23	$1.99	$0.84

Weighted average common shares outstanding
Basic	184.9	186.7	185.8	188.0
Diluted	188.7	190.4	190.1	191.6

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months			Nine Months
	2005	2004	% Change	2005	2004	% Change
Revenue by segment

Data Warehousing
Data Warehousing solution	$282	$238	18%	$838	$733	14%
Data Warehousing support services	79	74	7%	234	216	8%

Total Data Warehousing	361	312	16%	1,072	949	13%

Financial Self Service	349	338	3%	944	919	3%

Retail Store Automation	209	217	(4)%	595	594	—

Customer Services
Customer Service Maintenance:
Financial Self Service	150	145	3%	451	422	7%
Retail Store Automation	115	115	—	346	344	1%
Payment & Imaging and Other	32	31	3%	96	95	1%
Third-Party Products and Exited Businesses	70	84	(17)%	213	257	(17)%

Total Customer Services Maintenance	367	375	(2)%	1,106	1,118	(1)%
Third-Party Products	17	17	—	42	59	(29)%
Professional and installation-related services	67	77	(13)%	206	233	(12)%

Total Customer Services	451	469	(4)%	1,354	1,410	(4)%

Systemedia	127	127	—	363	358	1%

Payment & Imaging and Other	42	41	2%	116	115	1%

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(41)	(50)	(18)%	(133)	(149)	(11)%

Total revenue	$1,498	$1,454	3%	$4,311	$4,196	3%

Operating income (loss) by segment
Data Warehousing	$72	$42		$220	$151
Financial Self Service	60	63		128	134
Retail Store Automation	9	11		12	8
Customer Services	8	(9)		25	(50)
Systemedia	—	2		(1)	5
Payment & Imaging and Other	7	3		14	3

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(13)	(15)		(42)	(45)

Subtotal - Segment operating income	143	97		356	206

Pension expense	(31)	(38)		(117)	(102)

Total income from operations	$112	$59		$239	$104

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30 2005	June 30 2005	December 31 2004
Assets
Current assets
Cash, cash equivalents and short-term investments	$740	$724	$750
Accounts receivable, net	1,270	1,184	1,304
Inventories, net	395	369	355
Other current assets	216	232	224

Total current assets	2,621	2,509	2,633

Reworkable service parts and rental equipment, net	225	224	224
Property, plant and equipment, net	403	408	446
Goodwill	123	124	124
Prepaid pension cost	1,338	1,346	1,446
Deferred income taxes	418	409	372
Other assets	306	298	309

Total assets	$5,434	$5,318	$5,554

Liabilities and stockholders’ equity

Current liabilities
Short-term borrowings	$2	$2	$2
Accounts payable	487	434	492
Payroll and benefits liabilities	280	230	328
Deferred service revenue and customer deposits	430	449	407
Other current liabilities	467	432	495

Total current liabilities	1,666	1,547	1,724

Long-term debt	306	306	307
Pension and indemnity plan liabilities	489	491	517
Postretirement and postemployment benefits liabilities	250	245	244
Income taxes	315	461	492
Other liabilities	157	156	166
Minority interests	20	20	18

Total liabilities	3,203	3,226	3,468

Total stockholders’ equity	2,231	2,092	2,086

Total liabilities and stockholders’ equity	$5,434	$5,318	$5,554

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months		Nine Months
	2005	2004	2005	2004
Operating activities
Net income	$222	$44	$379	$161

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63	68	189	204
Deferred income taxes	—	(2)	—	2
Income tax settlement	(137)	—	(201)	(85)
Other adjustments to income, net	—	1	1	—
Changes in assets and liabilities:
Receivables	(86)	56	39	91
Inventories	(26)	(8)	(40)	(83)
Current payables	122	48	(20)	(26)
Deferred service revenue and customer deposits	(19)	(53)	23	12
Employee severance and pension	8	14	46	21
Other assets and liabilities	15	(17)	(48)	(56)

Net cash provided by operating activities	162	151	368	241

Investing activities
Purchases of short-term investments	—	(5)	—	(20)
Proceeds from sales and maturities of short-term investments	—	5	—	20
Net expenditures and proceeds for reworkable service parts	(23)	(26)	(66)	(65)
Expenditures for property, plant and equipment	(18)	(22)	(50)	(55)
Proceeds from sales of property, plant and equipment	—	1	7	8
Additions to capitalized software	(20)	(23)	(57)	(63)
Other investing activities, net	—	(26)	2	(43)

Net cash used in investing activities	(61)	(96)	(164)	(218)

Financing activities
Purchase of Company common stock	(102)	(89)	(320)	(271)
Short-term borrowings, net	—	—	—	1
Cash received from real estate transaction	—	—	—	50
Proceeds from employee stock plans	15	27	117	136
Other financing activities, net	—	—	—	—

Net cash used in financing activities	(87)	(62)	(203)	(84)

Effect of exchange rate changes on cash and cash equivalents	2	(1)	(11)	(3)

Increase (decrease) in cash and cash equivalents	16	(8)	(10)	(64)
Cash and cash equivalents at beginning of period	724	583	750	639

Cash and cash equivalents at end of period	$740	$575	$740	$575